UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐        Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
WILLIAM JELLISON

DARLENE SOLOMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 12, 2024, Politan Capital Management LP, together with its affiliates, issued the following press release:

Politan Comments on Judge’s Decision to Deny Masimo’s Request for a Preliminary Injunction

Judge Found that Masimo’s Endless Array of Allegations Did Not Hold Up in Court

Ruling Clears Way for the Shareholder Vote to Proceed on September 19

Shareholders Can Vote for Politan’s Independent Nominees, Darlene Solomon and William Jellison, on the WHITE Card and Can Visit www.AdvanceMasimo.com for Further Information

NEW YORK – September 12, 2024 – Politan Capital Management (together with its affiliates, “Politan”), an 8.9% shareholder of Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), issued the following statement regarding last night’s ruling in California federal court denying Masimo’s attempt to block Politan from voting the proxies it collects. The full opinion is currently under seal while determinations are made regarding redacting any confidential information it contains. The Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) is currently scheduled for September 19.

Politan and its founder and Chief Investment Officer Quentin Koffey stated:

“We are pleased by the court’s ruling, which removes the last barrier to shareholders having an opportunity to elect truly independent directors to Masimo’s Board of Directors at the upcoming Annual Meeting. By seeking to prohibit Politan from voting its proxies, Masimo’s litigation was always nothing more than a desperate move to prevent a fair election. We are extremely appreciative of the extraordinary effort that was undertaken by the California federal court to digest a massive volume of materials and information in less than a month. We also appreciate the Delaware Court of Chancery’s work and implementation of a status quo order, which ensures Masimo cannot enter into any significant transaction between now and September 19 and that an orderly meeting will be conducted.

Throughout the case Masimo made dozens of accusations against Politan, seemingly coming up with endless new claims as their original arguments were exposed to be false. Politan produced more than 17,500 documents and more than 97,500 pages of materials in response to the Company’s aggressive discovery requests. We also proactively filed Masimo’s entire complaint and made clarifying disclosures – no matter how minor – such as our September 9 filing. Had we chosen to countersue, the Company would have had extensive corrections to issue, as demonstrated by the overwhelming written record produced in discovery and statements from expert witnesses1, noting for example that Ms. Brennan and I were denied basic information required to fulfill our fiduciary duties – including not having ever even seen a budget. Discovery also showed that Mr. Kiani and his advisors understood and were in close contact with RTW regarding the empty voting2 scheme and confirmed through a declaration3 from Centerview Partners that the structure for a separation of the consumer business proposed by Mr. Kiani – specifically the separation of critical Masimo IP – would harm shareholders.

1 Declaration of David F. Larcker in Support of Politan’s Opposition to Masimo’s Motion for Preliminary Injunction.

2 Politan’s First Amended and Supplemented Verified Complaint Filed in the Delaware Court of Chancery.

3 Declaration of Najeeb Ali of Centerview Partners in Support of Politan’s Opposition to Masimo’s Motion for Preliminary Injunction.

Overall, the legal process further reinforced why independent oversight on Masimo’s Board is so urgently needed. Under the current Board, Masimo will recklessly spend shareholder resources and say anything – including making allegations based on “quadruple hearsay”[4] with “witnesses” that don’t even exist – to mislead investors. While Masimo will likely attempt to falsely spin even this ruling to attack Politan, our focus is on the September 19 meeting. We look forward to shareholders finally having a chance to make their voices heard.”

###

Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date, and return the WHITE universal proxy card today to vote FOR the election of the Politan Nominees and in accordance with the Politan Parties’ recommendations on the other proposals on the agenda for the 2024 Annual Meeting.

If you have any questions, require assistance in voting your

WHITE universal proxy card or voting instruction form,

or need additional copies of Politan’s proxy materials,

please contact D.F. King using the contact information provided here:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders call toll-free: (888) 628-8208

Banks and Brokers call: (212) 269-5550

By Email: MASI@dfking.com

4 Bloomberg Law, August 30, 2024.

Additionally, on September 12, 2024, Politan updated its website, www.AdvanceMasimo.com (the “Site”), in connection with the solicitation of stockholders of Masimo. Copies of the materials posted to the Site are filed herewith.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Politan Capital Management LP (“Politan”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Politan disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual stockholders meeting (the “2024 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”). Shortly after filing its definitive proxy statement with the SEC, Politan furnished the definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC (“Politan Management”), Politan Capital Partners GP LLC (“Politan GP”), Politan Capital NY LLC (the “Record Stockholder”), Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and, collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito (all of the foregoing persons, collectively, the “Politan Parties”), William Jellison and Darlene Solomon (such individuals, collectively with the Politan Parties, the “Participants”).

As of the date hereof, the Politan Parties in this solicitation collectively own an aggregate of 4,713,518 shares (the “Politan Group Shares”) of common stock, par value $0.001 per share, of Masimo (the “Common Stock”). Mr. Koffey may be deemed to own an aggregate of 4,714,746 shares of Common Stock (the “Koffey Shares”), which consists of 1,228 restricted stock units that vested on June 26, 2024 as well as the Politan Group Shares. Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Politan Group Shares, and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Group Shares. The Record Stockholder is the direct and record owner of 1,000 shares of Common Stock that comprise part of the Politan Group Shares. Both the Politan Group Shares and the Koffey Shares represent approximately 8.9% of the outstanding shares of Common Stock based on 53,478,694 shares of Common Stock outstanding as of August 12, 2024, as reported in Masimo’s revised definitive proxy statement filed on August 15, 2024. As the general partner of Politan, Politan Management may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares and, therefore, Politan Management may be deemed to be the beneficial owner of all of the Politan Group Shares. As the general partner of the Politan Funds, Politan GP may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares, and therefore Politan GP may be deemed to be the beneficial owner of all of the Politan Group Shares. Mr. Koffey, including by virtue of his position as the Managing Partner and Chief Investment Officer of Politan and as the Managing Member of Politan Management and Politan GP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Koffey Shares.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

emccarthy@dfking.com

Media Contacts

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com